UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2010
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-32657 (Commission File Number)	98-0363970 (IRS Employer Identification Number)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda (Address of principal executive offices)	N/A (zip code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 9, 2010, Nabors Industries, Inc. (“Nabors”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company entered into a purchase agreement (the “Purchase Agreement”) under which Nabors agreed to sell $700 million aggregate principal amount of its 5.0% Senior Notes due 2020 (the “Notes”) to UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., PNC Capital Markets LLC and Scotia Capital (USA) Inc. (collectively, the “Initial Purchasers”). The Notes are fully and unconditionally guaranteed by the Company. A copy of the Purchase Agreement is included in this Form 8-K as Exhibit 4.1, incorporated herein by reference and hereby filed; it should be read in its entirety for a complete description of its provisions and the summary in this report is qualified in its entirety by the text of such provisions.
     The closing of the sale of the Notes occurred on September 14, 2010. Nabors sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A and Regulation S under the Securities Act. Nabors relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are governed by an indenture, dated as of September 14, 2010 (the “Indenture”), among Nabors, as issuer, the Company, as guarantor, Wilmington Trust Company, as trustee and Citibank, N.A. as securities administrator. A copy of the Indenture is included in this Form 8-K as Exhibit 4.2, incorporated herein by reference and hereby filed; the Indenture and the Notes should be read in their entirety for a complete description of their provisions and the summaries in this report are qualified in their entirety by the text of such provisions.
     In connection with the issuance of the Notes, on September 14, 2010, Nabors, the Company and the Initial Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”) requiring Nabors and the Company to file a registration statement with the SEC to register an offer to exchange the Notes for registered notes with substantially identical terms, by March 13, 2011. A copy of the Registration Rights Agreement is included in this Form 8-K as Exhibit 4.3, incorporated herein by reference and hereby filed; it should be read in its entirety for a complete description of its provisions and the summary in this report is qualified in its entirety by the text of such provisions.
     The Notes will bear interest at a rate of 5.0% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2011. The Notes will mature on September 15, 2020.
     In the event of a Change of Control Triggering Event (as defined in the Indenture governing the Notes), the holders of the Notes may require Nabors to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. The Notes are redeemable in whole or in part at any time at the option of Nabors at a redemption price, plus accrued and unpaid interest, as specified in the Indenture.
     The Notes will rank equal in right of payment to all of Nabors’ other existing and future senior unsubordinated indebtedness. The Notes will rank senior in right of payment to all of Nabors’ existing and future senior subordinated and subordinated indebtedness. The Company’s guarantee of the Notes will be unsecured and will rank equal in right of payment to all of the Company’s unsecured and unsubordinated indebtedness from time to time outstanding.
     Nabors received net proceeds, before expenses and expenses reimbursement, of approximately $692 million from the sale of the Notes on September 14, 2010.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     On September 14, 2010, Nabors issued $700 million aggregate principal amount of Notes. Nabors offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A and Regulation S under the Securities Act.
     The Notes will bear interest at a rate of 5.0% per year, payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2011. The Notes will mature on September 15, 2020.
     In the event of a Change of Control Triggering Event (as defined in the Indenture governing the Notes), the holders of the Notes may require Nabors to purchase all or a portion of their notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. The Notes are redeemable in whole or in part at any time at the option of Nabors at a redemption price, plus accrued and unpaid interest, as specified in such Indenture.
     The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
     Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document Description

4.1	Purchase Agreement, dated September 9, 2010, among Nabors Industries, Inc., Nabors Industries Ltd., UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., PNC Capital Markets LLC and Scotia Capital (USA) Inc.

4.2	Indenture related to the 5.0% Senior Notes due 2020, dated as of September 14, 2010, among Nabors Industries, Inc., Nabors Industries Ltd., Wilmington Trust Company, as trustee and Citibank, N.A. as securities administrator (including form of 5.0% Senior Note due 2020).

4.3	Registration Rights Agreement, dated as of September 14, 2010, among Nabors Industries, Inc., Nabors Industries Ltd., UBS Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Mizuho Securities USA Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., PNC Capital Markets LLC and Scotia Capital (USA) Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: September 15, 2010	By:	/s/ MARK D. ANDREWS
		Name:	Mark D. Andrews
		Title:	Corporate Secretary